                                                                      EXHIBIT 12

             CASE CREDIT CORPORATION AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in millions)

                                                     Post-acquisition        Pre-acquisition
                                                   basis of accounting     basis of accounting
                                                   -------------------     -------------------
                                                     Six Months Ended       Six Months Ended
                                                         June 30,               June 30,
                                                           2000                    1999
                                                          -----                   -----
Net income.........................................       $   3                   $  41
Add:
  Interest expense.................................         111                      92
  Amortization of capitalized debt expense.........           -                       1
  Income tax expense and other taxes on income.....           2                      24
                                                          -----                   -----
    Earnings as defined............................       $ 116                   $ 158
                                                          =====                   =====

Interest expense...................................       $ 111                   $  92
Amortization of capitalized debt expense...........           -                       1
                                                          -----                   -----
    Fixed charges as defined.......................       $ 111                   $  93
                                                          =====                   =====

Ratio of earnings to fixed charges.................       1.05x                   1.70x
                                                          =====                   =====